SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 31, 2007

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER	0-33393	94-3306718
JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
18701 120th Avenue NE, Suite 101, Bothell, WA 98011
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On May 31, 2007, Northwest Biotherapeutics, Inc. (the “Company”) entered into an amendment of its lease covering its office space located at 18701 120th Avenue NE, Suite 101, Bothell, Washington. The amendment extended the termination date from June 30, 2007 until December 31, 2007. The foregoing description of the lease amendment is subject in its entirely to the Letter of Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure.
In conjunction with the Company’s proposed placement of its common stock with foreign institutional investors as further described in Item 8.01 of this Current Report on Form 8-K, the following information is being made available to potential investors. The Company is disclosing this information to comply with its obligations under Regulation FD of the Securities Act of 1933.
Cost Recovery
The Company has submitted an application to the U.S. Food and Drug Administration (“FDA”) for cost recovery for its Phase II pivotal trial in brain cancer. If this application is granted, the Company will be permitted to charge patients or their insurers for the direct manufacturing costs of DCVax®-Brain during this clinical trial. Cost recovery is an extraordinary measure, and is only allowed in rare cases involving certain kinds of special circumstances. The Company considers its cost recovery application to FDA extremely important and central to the timing and overall implementation of its product development programs. The Company expects to receive a decision from the FDA on its cost recovery application in the near future.
DCVax®-LB/ DCVax®-Lung
DCVax®-Lung targets non-small cell lung cancer, the largest cause of cancer deaths in both the U.S. and Europe. DCVax®-LB combines the Company’s DCVax® platform with isolated and killed lung cancer cells as antigens. The autologous dendritic cells used to formulate DCVax®-LB are activated through a process similar to that used in the manufacturing of DCVax®-Prostate. The Company had an investigational new drug application (“IND”) cleared by the FDA in May 2006 for a Phase I clinical trial using DCVax®-LB in non-small cell lung cancer. If the cost recovery application in respect of the Company’s pivotal Phase II clinical trial for DCVax®-Brain is approved, the Company intends to commence this process in 2008.
Switzerland
In February 2007, the Company submitted an application for authorization for use of DCVax®-Brain to the Bundesant für Gesundheit (‘‘BAG’’) or the Swiss Federal Office of Public Health. BAG has the authority to regulate cell-based products such as DCVax®-Brain which it considers to be a “standardized transplant”. Approval of this application would allow the Company to treat patients diagnosed with glioma in selected centers in Switzerland. The application process involves an inspection and review meeting by BAG. An important step in the decision process by the BAG involves an inspection and review meeting conducted by a related agency, SwissMedic. The Company has received confirmation that this meeting will take place on June 8, 2007. The Company anticipates that it will receive a decision on the application late this year.
Toucan Partners Notes and Warrants
On June 1, 2007, the Company and Toucan Partners LLC (“Toucan Partners”) amended the series of convertible promissory notes (the “Toucan Partners Notes”) and warrants (the “Toucan Partners Warrants”) previously issued to Toucan Partners to specify and fix the conversion and exercise prices thereof that, as had been previously disclosed, were subject to mutual agreement between the Company and Toucan Partners. The Company and Toucan Partners also entered into two new promissory notes to fix the terms of the two previously announced cash advances provided by Toucan Partners to the Company on May 14, 2007 and May 25, 2007, and issued a warrant to purchase shares of the Company’s capital stock to Toucan Partners in connection with each such note. These notes and warrants were on the same terms as the previous Toucan Partners Notes and the Toucan Partners Warrants. As amended, the Toucan Partners Notes provide that the principal and interest thereon is convertible into shares of the Company’s Series A-1 cumulative convertible preferred stock (the “Series A-1 Preferred Stock”) at the conversion price of $1.60 per share, (with each such Series A-1 Preferred Share convertible into 40 shares of Common stock at $0.04 per share) or, at the election of Toucan Partners, any other equity security of the Company (at a conversion price of $0.04 per share). As amended, the Toucan Partners Warrants provide that they are exercisable for shares of Series A-1 Preferred Stock at the exercise price of $1.60 per share (with each such Series A-1 Preferred Share convertible into 40 shares of Common stock at $0.04 per share) or, at the election of Toucan Partners, any other equity security of the Company (at an exercise price of $0.04 per share). As previously disclosed, each of the Toucan Partners Warrants is exercisable for the same number of shares that the corresponding Toucan Partners Note is convertible into at the time of exercise or, if earlier, the date on which the corresponding Toucan Partner Note is either converted or repaid in full.
Toucan Capital Warrants
On June 1, 2007, the Company issued to Toucan Capital Fund II, L.P. (“Toucan Capital”) a new warrant to purchase the Company’s Series A-1 Preferred Stock (the “Toucan Capital Series A-1 Warrant”) in exchange for the cancellation of all previously issued warrants to purchase Series A-1 Preferred Stock (or, at the election of Toucan Capital, any other equity or debt security of the Company) held by Toucan Capital. The new Toucan Capital Series A-1 Warrant is exercisable for 6,471,333 shares of Series A-1 Preferred Stock (plus shares of Series A-1 Preferred Stock attributable to accrued dividends on the shares of Series A-1 Preferred Stock held by Toucan Capital), (with each such Series A-1 Preferred Share convertible into 40 shares of Common stock at $0.04 per share) as compared to the 3,062,500 shares of Series A-1 Preferred Stock (with each such Series A-1 Preferred Share convertible into 40 shares of Common stock at $0.04 per share) that were previously issuable to Toucan Capital upon exercise of the warrants being cancelled.
Also on June 1, 2007, the Company and Toucan Capital amended Toucan Capital’s warrant to purchase Series A Preferred Stock to increase the number of shares of Series A Preferred Stock that are issuable upon exercise of the warrant to 32,500,000 shares of Series A Preferred Stock (plus shares of Series A Preferred Stock attributable to accrued dividends on the shares of Series A Preferred Stock held by Toucan Capital) from 13,000,000 shares of Series A Preferred Stock.
European Securities Market Listing
In conjunction with the Company’s proposed placement of its common stock with foreign institutional investors as further described in Item 8.01 of this Current Report on Form 8-K and the admission of its common stock to trading on a European securities market (the “Admission”), the Company intends to enter into the agreements and take the actions set out below, each conditional on Admission. The Company cannot provide assurance that the proposed placement of its common stock with foreign institutional investors will be completed or that the Company’s common stock will be successfully listed on a European securities market.

Reverse Stock Split and Reduction in Authorized Shares
The Board intends, on Admission, to effect the previously announced and stockholder approved reverse stock split of the Company’s outstanding common stock (the “Reverse Stock Split”), and expects to fix the exchange ratio of the Reverse Stock Split at 15-for-1. The Board also intends to simultaneously effect a 15-for-1 reverse stock split of the Company’s outstanding Series A Preferred Stock and Series A-1 Preferred Stock. In addition, the Board intends to, on Admission and subject to stockholder approval, approve an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 800,000,000 to 100,000,000 and reduce the number of authorized shares of preferred stock of the Company from 300,000,000 to 20,000,000.
Conversion of Preferred Stock and Related Matters
The Company, Toucan Capital and Toucan Partners currently anticipate entering into, on Admission, an agreement (the “Conversion Agreement”), pursuant to which Toucan Capital would convert all of its Series A Preferred Stock and Series A-1 Preferred Stock (excluding any accrued and unpaid dividends) into common stock and eliminate a number of rights, preferences and protections associated with the Series A Preferred Stock and Series A-1 Preferred Stock, including the liquidation preference entitling Toucan Capital to certain substantial cash payments, and Toucan Partners would agree to eliminate all of its rights to receive Series A-1 Preferred Stock under the Toucan Partners Notes and Toucan Partners Warrants, and the rights, preferences and protections associated with the Series A-1 Preferred Stock, including the liquidation preference that would entitle Toucan Partners to certain substantial cash payments, in return for issuance by the Company of an aggregate of 6,860,561 shares of common stock (after giving effect to the Reverse Stock Split), to be apportioned between Toucan Capital and Toucan Partners as to 4,287,851 and 2,572,710 shares of common stock, respectively.
In addition, under the Conversion Agreement:
•	the Series A Preferred Warrant held by Toucan Capital would become exercisable for 2,166,667 shares of common stock (after giving effect to the Reverse Stock Split) rather than shares of Series A Preferred Stock (plus shares of common stock, rather than shares of Series A Preferred Stock, attributable to accrued dividends on the shares of Series A Preferred Stock held by Toucan Capital);

•	the Toucan Capital Series A-1 Warrant would become exercisable for 17,256,888 shares of common stock (after giving effect to the Reverse Stock Split) rather than shares of Series A-1 Preferred Stock (plus shares of common stock, rather than shares of Series A-1 Preferred Stock attributable to accrued dividends on the shares of Series A-1 Preferred Stock held by Toucan Capital);

•	the 2,166,667 shares of Series A Preferred Stock held by Toucan Capital would convert, in accordance with their terms into 2,166,667 shares of common stock (after giving effect to the Reverse Stock Split);

•	the 321,124 shares of Series A-1 Preferred Stock held by Toucan Capital would convert, in accordance with their terms, into 12,844,968 shares of common stock (after giving effect to the Reverse Stock Split);

•	the Toucan Partners Notes would become convertible solely for common stock; and

•	the Company would agree not to repay the Toucan Partners Notes before June 30, 2007 and Toucan Partners would agree not to convert the Toucan Partners Notes before July 1, 2007.
In addition, under the Conversion Agreement, Toucan Capital would also agree to defer receipt of the accrued and unpaid dividends on its shares of Series A Preferred Stock and Series A-1 Preferred Stock until not later than September 30, 2007. To the extent that all accrued and unpaid dividends are not paid in cash on or before September 30, 2007, Toucan Capital could elect, in its sole discretion, to have the accrued and unpaid dividends satisfied, in whole or in part (including through a combination of the following), by (A) cash payment; (B) offset or satisfaction of the applicable exercise prices of some or all of the Series A Preferred Warrant and/or Toucan Capital Series A-1 Warrant, such that the aggregate exercise price of such warrants would be reduced by an amount equal to the amount of accrued and unpaid dividends being satisfied through such adjustment; or (C) the issuance of common stock at $0.60 per share (after giving effect to the Reverse Stock Split) (as adjusted for stock splits, stock dividends, reverse stock splits and similar actions effected after the date of the Conversion Agreement).
Stock Option Plans
The Company intends to establish a new stock option plan upon Admission. The Company intends to reserve a total of 5,480,868 shares of common stock for issue in respect of options granted under the plan (after giving effect to the Reverse Stock Split). The plan if adopted will provide for the grant to employees of the Company, its parents and subsidiaries, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the US Internal Revenue Code and for the grant of non-statutory stock options to the employees, officers, directors, including non-employee director, and consultants of the Company, its parents and subsidiaries. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value, under all of the Company’s plans and determined as of the grant date, in excess of $100,000, any such excess options will be treated as non-statutory options.
In addition, the Company intends to amend its existing equity plans such that no further option grants may be made under those plans.
Board Appointment
Conditioned on Admission, the Company intends to expand the Board of Directors to four members and appoint R. Steve Harris, 64, to fill the newly created vacancy on the Board. Mr. Harris would join the Board as a non-executive director of the Company effective upon Admission. Mr. Harris is currently the non-executive Chairman of Proteome Sciences plc, Convé plc and Sinclair Pharma plc. He is also a non-executive Director of SkyePharma plc, Advanced Medical Solutions plc and Premier Research plc. Mr. Harris holds a Bachelor of Pharmacy Degree (University of London) and was elected a Fellow of the Royal Pharmaceutical Society in 2000.
Employment and Other Compensation Arrangements
The following are particulars of service agreements the Company intends to enter into upon Admission:
•	Employment agreement with Alton L. Boynton. Under the terms of the agreement, Mr. Boynton would be employed as the Company’s Chief Executive Officer, President and Secretary for an

indefinite term and would serve as a member of Board. Pursuant to the terms of the agreement, Mr. Boynton would be paid annual compensation of $331,250 per annum for his services. The agreement would provide for standard benefits, including coverage under the Company’s medical, dental, vision, life and disability policies. Mr. Boynton would be eligible to participate in the Company’s 401(k) plan and to receive a bonus at the discretion of the Board. This agreement would be terminable upon 180 days’ notice by either party and immediately for cause.

•	Employment agreement with Jim D. Johnston. Under the terms of the agreement, Mr. Johnston would be employed as the Company’s Chief Financial Officer and General Counsel and serve as a member of the Board. Pursuant to the terms of the agreement, Mr. Johnston would be paid annual compensation of $180,000 per annum for his services. Mr. Johnston would be required to devote 60 percent of his time to the Company’s business. The agreement would provide for standard benefits, including coverage under the Company’s medical, dental, vision, life and disability policies. Mr. Johnston would be eligible to participate in the Company’s 401(k) plan and to receive a bonus at the discretion of the Board. This agreement would be terminable upon 60 days’ notice by either party and immediately for cause.

•	Non-executive directors. The Company would pay Linda Powers as Chairperson and a non-executive member of the Board approximately $100,000 per annum for her services. This agreement would be terminable upon 180 days’ notice by either party and immediately for cause. The Company would pay R. Steve Harris as a non-executive member of the Board approximately $60,000 per annum for his services. This agreement would be terminable upon 90 days’ notice by either party and immediately for cause.
Lock up Agreements
Each of the directors of the Company and Toucan Capital will, following the Admission, undertake not to dispose of any common stock (or any interest) held by them (subject to certain limited exemptions) for a period of 12 months following Admission.
Repayment of Toucan Partners Notes
The Company currently intends to repay the Toucan Partners Notes on June 30, 2007. If the Toucan Partners Notes are not repaid on June 30, 2007, interest will continue to accrue on the Toucan Partners Notes and the number of shares of equity or debt securities into which the Toucan Partners Notes and the Toucan Partners Warrants are convertible and exercisable, respectively, will continue to increase accordingly. Assuming the Toucan Partners Notes are repaid on June 30, 2007, the Toucan Partners Warrants will remain outstanding and will be exercisable for an aggregate of 8,529,479 shares of common stock at an exercise price of $0.60 per share (after giving effect to the Reverse Stock Split).
Item 8.01. Other Events.
On June 4, 2007, the Company issued a press release in compliance with Rule 135c of the Securities Act of 1933 relating to its intended placement of shares of its common stock with foreign institutional investors, subject to market and other customary conditions. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

The following are filed as exhibits to this report:
10.1 Lease Extension between the Northwest Biotherapeutics, Inc. and the International Union of Operating Engineers Local 302, dated May 31, 2007.
99.1 Northwest Biotherapeutics, Inc. press release dated June 4, 2007.

All statements other than statements of historical fact contained in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “believe,” “anticipate,” “expect,” “estimate,” “anticipate,” “predict,” “project,” “propose,” “potential,” or the negative of these terms, and similar expressions. These forward-looking statements are based on estimates reflecting the current beliefs of the management of the Company. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with the completion of the offering described in Item 8.01 and the Admission, risk of an adverse decision by the FDA on the Company’s application for cost recovery for the Company’s Phase II pivotal brain cancer trial and risks associated with the BAG’s decision on the DCVax® application in Switzerland, as well as those risks included in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007. New factors may emerge from time to time that could cause the Company’s business not to develop as it expects and it is not possible for the Company to predict all such factors. Given these uncertainties, prospective investors are cautioned not to place any undue reliance on such forward-looking statements. Except as required by law, the Company disclaims any obligations to update any such forward-looking statements in this Form 8-K to reflect future events or developments.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2007	NORTHWEST BIOTHERAPEUTICS, INC.
	By	/s/ Alton Boynton
Alton L. Boynton
President & Chief Executive Officer